As filed with the Securities and Exchange Commission on  December 5, 2025

Registration No. 333- 277863

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to

Form S-1/A

UNDER

THE SECURITIES ACT OF 1933

LEXARIA BIOSCIENCE CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	2000	20-2000871
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100-740 McCurdy Road

Kelowna, British Columbia VIX 2P7

1-250-765-6424

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Christopher

Chief Executive Officer

Lexaria Bioscience Corp.

#100 – 740 McCurdy Road

Kelowna, British Columbia VIX 2P7

1-250-765-6424

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (“Post-Effective Amendment”) to the Registration Statement on Form S-1 (Registration No. 333-277863), as originally declared effective by the United States Securities and Exchange Commission (the “SEC”) on March 20, 2024 of Lexaria Bioscience Corp. (the “Company”), as amended by Post-Effective Amendment No. 1 on December 16, 2024, (collectively the “Registration Statement”) is being filed pursuant to the undertakings in the Registration Statement to update the contents of the prospectus contained in the Registration Statement pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), in respect of the continuous offering pursuant to Rule 415 of 314,287 shares of common stock issuable from time to time upon the exercise of the outstanding and unexercised 314,287 Warrants (as defined below) previously registered on the Registration Statement.

The Registration Statement registered the resale by the selling stockholders named in the prospectus from time to time of up to 1,612,989 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock (the “Warrants”). As of the date of this Post-Effective Amendment, 1,298,702 Warrants have been exercised.  This Post-Effective Amendment covers the resale of shares of common stock issuable from time to time upon the exercise of the 314,287 Warrants that remain outstanding and unexercised. All applicable registration fees were paid at the time the Registration Statement was originally filed.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 5, 2025

PROSPECTUS

Lexaria Bioscience Corp.

314,287 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to 314,287 shares of our common stock, par value $0.001 per share, issuable upon the exercise of outstanding warrants issued on February 16, 2024 pursuant to (i) securities purchase agreements dated as of February 16, 2024 and the purchasers named on the signature pages thereto (the offering of warrants under such securities purchase agreements, the “February 2024 Offering”) and (ii) an engagement letter (the “Engagement Letter”), dated as of February 12, 2024, between us and H.C. Wainwright & Co., LLC (the “Placement Agent,” and the warrants issued pursuant to the Engagement Letter and in the February 2024 Offering, collectively, the “Warrants”).

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. Upon the cash exercise of the Warrants however, we will receive the exercise price of such Warrants, for an aggregate of approximately $725,036.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their sales of our common stock.

Our common stock and public warrants are listed respectively on The Nasdaq Capital Market, or Nasdaq, under the symbols “LEXX” and “LEXXW.” On December 4, 2025, the last reported sales price for our common stock was $1.12 per share and the last reported sales price for our listed warrants was $0.0252  per listed warrant.

Investment in our common stock involves a high degree of risk. See “Risk Factors” contained in this prospectus on page 7, in our periodic reports filed from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus, and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December  , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the SEC pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 7 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Lexaria,” “Company,” “we,” “us,” “our” or similar references mean Lexaria Bioscience Corp. and/or our subsidiaries on a consolidated basis.

Company Overview

Lexaria is a biotechnology company dedicated to the enhancement of the bioavailability of a diverse and broad range of active pharmaceutical ingredients (“APIs”) using our patented DehydraTECHTM drug delivery technology. DehydraTECH combines APIs with specific long-chain fatty acid-rich triglyceride oils and carrier compounds that improve the way they enter the bloodstream, increasing their effectiveness and allowing for lower overall dosing for improved tolerability while promoting healthier oral ingestion methods.

DehydraTECH can be used with a wide range of active molecules including glucagon-like peptide-1 drugs (“GLP-1”) and glucose-dependent insulinotropic polypeptide drugs (“GIP”), vitamins, pain medications, hormones, antivirals, nicotine and its analogs, and cannabinoids. Our technology can be applied to a variety of therapeutic indications, including diabetes, weight loss, epilepsy, hypertension and heart disease. DehydraTECH can be implemented in a multitude of ingestible product formats including oral suspensions, tablets, capsules, foods, beverages, and oral pouches. It is suitable for use with a variety of product formats including pharmaceuticals, nutraceuticals, over-the-counter products, and consumer packaged goods.

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Research & Development

Lexaria is advancing several R&D activities in preclinical as well as on-going and planned future clinical programs that investigate potential commercial applications for the incorporation of DehydraTECH which are outlined below.

Diabetes and Weight Loss Management Investigation

Lexaria has completed follow-on investigational studies to examine DehydraTECH-enhanced GLP-1/GIP drugs for prospective improvement in diabetes and weight loss management applications. These follow-on studies built upon the results of the initial human pilot studies that the Company conducted in fiscal 2024, namely human pilot studies GLP-1-H24-1 and GLP-1-H24-2 which investigated different formulations of DehydraTECH-semaglutide and evidenced a higher level of semaglutide in blood and fewer adverse effects as compared to the Rybelsus® control.

Human Pilot Study #1 (GLP-1-H24-1)

GLP-1-H24-1 was an investigator-initiated pilot study of the GLP-1 drug semaglutide with seven (7) healthy volunteers comparing performance of a DehydraTECH-semaglutide oral capsule formulation to that of commercially available Rybelsus® tablets. For purposes of this initial study, the DehydraTECH-semaglutide composition was compound formulated using Rybelsus tablets as the semaglutide source input. This study’s findings showed that the DehydraTECH-semaglutide capsules sustained higher levels of semaglutide in blood; had faster achievement of peak drug delivery; had reduced incidence of moderate to severe side effects; sustained lower levels of blood glucose and lowered blood-glucose spike after eating.

Human Pilot Study #2 (GLP-1-H24-2)

GLP-1-H24-2 was a follow-on pilot study to GLP-1-H24-1 and deemed to be of scientific interest to learn whether the DehydraTECH advantages were also experienced under fed conditions. The DehydraTECH-processed Rybelsus® evidenced higher semaglutide levels in 17 of the 19 blood draws taken until the 24-hour completion of the study averaging 18.8% higher semaglutide levels over the course of the study compared to Rybelsus® alone, although the differences were variable and not significant statistically with such a small sample size. In addition, none (0) of the 9 people taking the DehydraTECH-processed Rybelsus® swallowed as a capsule experienced any adverse events whatsoever. However, of the 9 human volunteers in the Study taking the Rybelsus® tablet, 6 of them experienced mild adverse events.

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Chronic Dosing Animal Study (WEIGHT-A24-1)

This was an obese rat diabetic-conditioned study similar to a previous Lexaria study (DIAB-A22-1), with 12 study arms and 6-10 animals per arm. This study design provided investigation for 12 weeks to study weight loss pharmacokinetic (“PK”), and blood sugar control over time, followed by full data analysis and reporting. The initial eight study arms studied varied DehydraTECH formulations of semaglutide and liraglutide, with and without the salcaprozate sodium “SNAC” technology currently found within Rybelsus® tablets, as well as varied DehydraTECH formulations of CBD. The following four study arms studied DehydraTECH formulations that were created using a combination of: (i) a select DehydraTECH-semaglutide formulation with a select DehydraTECH-CBD formulation and (ii) the DehydraTECH-liraglutide formulation with a select DehydraTECH-CBD formulation; each against a positive control arm of Rybelsus® and a placebo arm. On October 22 and October 24, 2024, the Company announced its study findings as collected on the initial eight study arms, noting that DehydraTECH-liraglutide (Group H) and select DehydraTECH-CBD formulations (Groups B, C, and D) outperformed the DehydraTECH-semaglutide formulations with respect to weight loss. These findings appeared to support Lexaria’s belief that DehydraTECH-CBD may have utility in diabetic control. DehydraTECH-liraglutide (Group H) and select DehydraTECH-CBD formulations (Groups A and B) were also the top performers in the study for overall blood sugar level changes of -11.540%, 1.09% and -3.76% respectively. On November 20, 2024, Lexaria published the 12-week weight-control performance and blood sugar control performance results for all study arms. The results indicated that, other than Lexaria’s Group A DehydraTECH-CBD study arm, all other DehydraTECH enhanced study arms outperformed the Rybelsus® control arm with respect to body weight-control and body weight-control improvement with statistically significant improvements over Rybelsus® by week 12. Subsequent brain and blood absorption pharmacokinetic results are currently being analyzed.

Human Pilot Study #3 (GLP-1-H24-3)

The Company conducted a human pilot study in nine (9) healthy human volunteers to study, under fasted conditions, a single daily dose of oral ingested DehydraTECH-tirzepatide capsules (compound-formulated using Zepbound® by Eli Lilly at a strength of 20 mg) administered over a seven-day period as compared to commercially available injectable Zepbound® at a strength of 2.5 mg to evaluate tolerability, PK, and blood sugar. The results as announced on January 14, 2025 and March 18, 2025, evidenced that orally delivered DehydraTECH-tirzepatide produced fewer adverse events as compared to injected Zepbound® and, while having lower levels of blood delivery throughout the study, DehydraTECH-tirzepatide provided steady and consistent rising in blood levels as compared to peak levels of blood delivery seen with Zepbound within the 2nd day followed by subsequent declines. Importantly, DehydraTECH-tirzepatide reached blood level parity with injectable Zepbound® by the end of the study.

Human Pilot Study #5 (GLP-1-H25-5)

The Company conducted a human pilot cross-over study in ten (10) overweight human volunteers to investigate, under fasted conditions, daily administration of oral ingested DehydraTECH-liraglutide capsules (45 mg) administered over a seven-day period as compared to commercially available injectable Saxenda® at a strength of 0.6 mg to evaluate the potential of an oral version of liraglutide and to demonstrate comparable functional results of DehydraTECH-liraglutide to support a potential expedited FDA 505(b)(2) regulatory pathway. The partial results as announced on June 11, 2025, evidenced that orally delivered DehydraTECH-liraglutide produced fewer adverse events as compared to injected Saxenda® while having comparable measurements in blood glucose, insulin and body weight-control. Results from the pharmacokinetic component of the study are still being analyzed and will be reported upon once available.

Chronic Dosing Human Study (GLP-1-H24-4)

As announced throughout the fiscal year, chronic human study GLP-1-H24-4 conducted in Australia with Lexaria (AU) Pty Ltd acting as the sponsor, investigated 126 overweight, obese, pre-diabetic and/or type-2 diabetic human volunteers/patients. The primary endpoint in this study was to assess impacts upon safety and tolerability based on the incidence of treatment emergent adverse events. A high priority was to compare DehydraTECH-processed semaglutide capsules to DehydraTECH-CBD capsules alone - and together in combination - relative to a positive control over an extended period of time. Inclusion of DehydraTECH-CBD in this study was undertaken to determine if the improvements in glycemic control and weight loss witnessed in Lexaria’s previous animal study DIAB-A22-1 were evidenced in humans.

In addition, this study was expanded to incorporate an orally delivered DehydraTECH-tirzepatide arm to determine safety and tolerability on a larger patient population to advance the findings discovered with the human pilot study GLP-1-H24-3.

On July 28, 2025, preliminary results at the 8-week interim point of the study were released. The results regarding the reduction of adverse events in patients administered with DehydraTECH-semaglutide and DehydraTECH-tirzepatide as compared to the Rybelsus® control arm showed an encouraging reduction of gastrointestinal adverse events by 43.5% for patients dosed with DehydraTECH-semaglutide and 56.5% for patients dosed with DehydraTECH-tirzepatide, as compared to Rybelsus®. On August 14, 2025, the Company announced that the important study milestone known as last patient last visit had been achieved in this study, such that full sample and data analyses can now be conducted pursuant to the late calendar-2025 final reporting objective.

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Rodent Biodistribution Study

In 2025, Lexaria undertook to conduct the first-ever study tracking biodistribution of fluorescently tagged semaglutide (“FTS”) in Sprague-Dawley rats, manufactured in two different test articles; one formulated to mimic Rybelsus®; and a second enhanced with DehydraTECH, but devoid of the other Rybelsus® excipients such as its SNAC ingredient, to determine whether the biodistribution of each article reflected any differences.  As announced on September 19, 2025, the study results from ex vivo organ imaging revealed an interesting trend whereby, when tested against the naïve and vehicle groups, the DehydraTECH FTS composition demonstrated a predominantly higher apparent trend in brain biodistribution as compared to the Rybelsus® mimicking formulation.  These results suggested that the efficacy of the DehydraTECH-semaglutide composition witnessed in Lexaria’s other studies may be linked to enhancements in brain tissue delivery and action, in turn supporting improved pharmacodynamic performance. Furthermore, perhaps to be determined through future testing, Lexaria noted in connection with these results that it may be conceivable that complementary biodistribution benefits might be derived through utilization of a similar DehydraTECH semaglutide composition combined with the Rybelsus® excipients, recognizing that marked safety and efficacy improvements were evidenced with DehydraTECH-processed Rybelsus® over Rybelsus® alone in Lexaria's previous human pilot studies GLP-1-H24-1 and GLP-1-H24-2.

Long Term Stability Testing

Lexaria is also actively studying the chemical and microbiological purity and stability of select DehydraTECH compositions that it has prepared for the above animal and human studies over an extended duration of 6-12 months. Along with improved tolerability, PK and efficacy performance, long term stability is crucial if oral variants of GLP-1 / GIP drugs are to be seriously considered as replacements for currently injectable versions of these drugs.

Hypertention Management Investigation

Hypertension Phase 1b IND Trial HYPER-H23-1

The FDA provided Lexaria with a positive written response on August 10, 2022, from our pre-IND meeting regarding DehydraTECH-CBD for the treatment of hypertension. The FDA confirmed that it had agreed with Lexaria’s proposal to pursue a 505(b)(2) new drug application (“NDA”) regulatory pathway for our program. On January 29, 2024, Lexaria submitted its IND application with the FDA and it received a Study May Proceed letter from the FDA on February 29, 2024. Since that time, Lexaria has filed its Annual Report for study HYPER-H23-1 to maintain its active status and continues to address certain of the FDA conditions while also seeking funding to commence the study.

The IND application was supported by the results of Lexaria’s five investigator-initiated human clinical studies of its DehydraTECH-CBD which were conducted between 2018-2023, in an aggregate total of 134 people, without recording a single serious adverse event (the “HYPER Studies”). The HYPER Studies evidenced significant reductions in resting blood pressure over both acute and multi-week dosing regimens alone and, in some cases, complementary to standard of care medications; suggesting that DehydraTECH-CBD has the potential to have broad therapeutic utility.

Recent Developments

Termination of ATM Facility

On August 21, 2024, we entered into a Capital on Demand™ Sales Agreement, as amended (the “Sales Agreement”), with JonesTrading Institutional Services LLC (the “Agent”), pursuant to which we could issue and sell, from time to time, up to $5,000,000 of our common stock through the Agent, acting as our sales agent or principal. The Company sold an aggregate 14,995 shares under the Sales Agreement for gross proceeds of $38,236.00. On September 19, 2025, we terminated the Sales Agreement, effective immediately.

September 2025 Offering

On September 26, 2025, we entered into a securities purchase agreement with certain institutional investors in the September 2025 Offering, pursuant to which the Company issued and sold to the investors (i) in a registered direct offering, 2,666,667 shares of common stock at a price of $1.50 per share, and (ii) in a concurrent private placement, 2,666,667 common stock purchase warrants exercisable for an aggregate of up to 2,666,667 shares of common stock, at an exercise price of $1.37 per share of common stock.

Hill Incorporated Bankruptcy

On November 21, 2025 Hill Inc. (TSXV:HILL) announced that it has made an assignment in bankruptcy under the Canadian Bankruptcy and Insolvency Act.  Pursuant to an Asset Purchase Agreement with Lexaria CanPharm ULC (“Lexaria CanPharm”), Hill Inc. holds the worldwide exclusive rights to use or sublicense DehydraTECH technology with cannabis products containing 0.3% or greater tetrahydrocannabinol.  As of August 31, 2025, the Company held a note receivable from Hill and 242,880 shares of its common stock at carrying values of $0 and $22,093, respectively. The Company is currently assessing the impact of the bankruptcy filing on its licensing arrangement with Hill.

Smaller Reporting Company Status

We are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

The address of our principal executive office and research laboratory is #100–740 McCurdy Road, Kelowna, British Columbia, Canada V1X 2P7. We maintain our registered agent’s office at Registered Agents Inc. 401 Ryland Street, Ste. 200A, Reno, NV 89502. Our telephone number is (250) 765-6424.

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THE OFFERING

Common Stock to be Offered by the Selling Stockholders	Up to 314,287 shares of our common stock which are issuable upon the exercise of the Warrants.

Use of Proceeds

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for advancing our research & development programs and for working capital purposes. See “Use of Proceeds” beginning on page 8 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 12 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Nasdaq Capital Market Symbol	Our common stock and public warrants are listed on Nasdaq under the symbol “LEXX” and “LEXXW” respectively.

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 7 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended August 31, 2025, which is incorporated by reference into this prospectus, and in the other reports that we file with the SEC and incorporate by reference into this prospectus, before deciding to invest in our common stock. The risks and uncertainties we have described are not the only ones we face.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about: the status, progress and results of our research programs; our ability to obtain regulatory approvals for, and the level of market opportunity for, our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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USE OF PROCEEDS

All shares of common stock offered by this prospectus are being registered for the account of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for advancing our research & development programs and for general working capital purposes.

SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as gifts, pledges or other non-sale related transfers.

We have prepared this prospectus to allow the selling stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 314,287 shares of our common stock which are issuable upon the exercise of the Warrants.

February 2024 Securities Purchase Agreement

On February 14, 2024, we entered into a securities purchase agreement with the selling stockholders, pursuant to which we agreed to issue and sell (i) in a registered direct offering to certain investors 1,444,741 shares of common stock at a price of $2.31 per share, and pre-funded warrants to purchase up to 113,702 shares of common stock at $2.3099 per share at an exercise price of $0.0001 per share of common stock, and (ii) in a concurrent private placement, the Warrants exercisable for an aggregate of up to 1,558,443 shares of common stock, at an exercise price of $2.185 per share. The registered direct offering and concurrent private placement closed on February 16, 2024.

Pursuant to the terms of the securities purchase agreement, we are required to file a registration statement on Form S-1 or other appropriate form registering the resale of the shares of common stock issued and issuable upon the exercise of the Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 60 days of the closing date of the offering (or within 90 days of the closing date of the offering in case of “full review” of such registration statement by the SEC), and to keep the registration statement effective at all times until no investor owns any Warrants or shares issuable upon exercise thereof.

As of the date hereof, 259,741 of the 1,558,443 Warrants remain unexercised.

Placement Agent Warrants

As part of the compensation to the Placement Agent in connection with the February 2024 Offering, pursuant to the Engagement Letter, we issued to designees of the Placement Agent unregistered Warrants to purchase up to an aggregate of 54,546 shares of common stock at an exercise price of $2.8875. These Warrants are exercisable immediately and will expire five years from the commencement of the sales pursuant to the February 2024 Offering.

The resale of the common stock issuable upon exercise of the Warrants issued to the Placement Agent is being registered in this registration statement.

Relationship with the Selling Stockholders

Except as described above under “February 2024 Securities Purchase Agreement” and with respect to  other purchases of our securities in arms-length transactions, Intracoastal Capital, LLC (“Intracoastal”) does not have, or within the past three years has not had, any position, office, or other material relationship with us.

The Placement Agent has been engaged in investment banking, advisory and other commercial dealings in the ordinary course of business with us for which it has received customary compensation. In addition to the February 2024 Offering, the Placement Agent acted as the placement agent in connection with (i) our registered direct offering consummated in September 2025, (ii) our registered direct offering consummated in April 2025 and , (iii) our registered direct offering, concurrent private placement and warrant cancellation consummated in October 2024. In addition, the Placement Agent received certain compensation in connection with the warrant exercise transaction we executed in April 2024 .

Information About Selling Stockholders Offering

The shares of common stock being offered by the selling stockholders are the 314,287 shares of our common stock issuable upon the exercise of the Warrants. We are registering these shares in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the ownership of the shares of common stock by the selling stockholders. The second column lists the number of shares of common stock owned by the selling stockholders, based on their respective ownership of the shares of common stock as of December 4, 2025 and securities convertible or exercisable into shares of common stock within 60 days of December 4, 2025, assuming the exercise of the Warrants held by each selling stockholder on that date, without regard to any limitations on the exercise of the Warrants. The third column lists the maximum number of shares of common stock being offered in this prospectus by each selling stockholder, issuable upon exercise of the Warrants, respectively, without regard to any limitations on the exercise of the Warrants. The fourth and fifth columns list the number of shares of common stock owned after the offering and the percentage of outstanding common stock, assuming in both cases the exercise of the Warrants held by that selling stockholder, without regard to any limitations on the exercise of the Warrants and the sale of all of the shares of common stock offered by that selling stockholder pursuant to this prospectus.

Except as otherwise indicated below, based on the information provided to us by the selling stockholders, and to the best of our knowledge, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

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The third column lists the shares of common stock being offered pursuant to this prospectus by the selling stockholders.

Name of Selling Stockholder	Number of shares of common stock owned prior to offering		Maximum number of shares of common stock to be sold pursuant to this Prospectus		Number of shares of common stock owned after offering(1)		Percentage of common stock owned after offering
Intracoastal Capital, LLC (2)	978,951	(3)	259,741	(4)	719,210	(5)	3.1%
Michael Mirsky (6)	69,744	(7)	10,364	(8)	59,380	(9)	*
Augustus Trading LLC (10)	272,820	(11)	34,978	(12)	237,842	(13)	1.1%
Wilson Drive Holdings LLC (14)	12,729	(15)	1,841	(16)	10,888	(17)	*
Charles Worthman (6)	3,771	(18)	545	(19)	3,226	(20)	*
Noam Rubinstein (6)	76,860	(21)	6,818	(22)	70,042	(23)	*

* Less than 1%.

(1) Assumes the sale of the maximum number of shares of common stock registered pursuant to this prospectus by such selling stockholder.

(2) The securities are directly held by Intracoastal Capital LLC (“Intracoastal”). Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal The address for Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(3) Includes (i) 719,210 shares of common stock issuable upon exercise of warrants issued to such selling shareholder in financings other than the February 2024 Offering (the “Additional Warrants”), assuming exercise of such Additional Warrants, without regard to any limitations on exercises of such Additional Warrants; and (ii) 259,741 shares of common stock issuable upon exercise of the Warrants issued to such selling shareholder in the February 2024 Offering, assuming exercise of such Warrants, without regard to any limitations on exercises of such Warrants. The Additional Warrants and the Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Additional Warrants and Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding shares of common stock after exercising any warrants up to 9.99% of the number of our common stock outstanding immediately after giving effect to the exercise.

(4) Includes 259,741 shares of common stock issuable upon exercise of the Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(5) Includes 719,210 shares of common stock issuable upon exercise of Additional Warrants, assuming exercise of such Additional Warrants, without regard to any limitations on exercises of such Additional Warrants.

(6) ) Each of these selling stockholders is affiliated with H.C. Wainwright & Co., LLC, the placement agent for several prior financings consummated by us. H.C. Wainwright & Co., LLC is a registered broker dealer with a registered address of 430 Park Ave, 3rd Floor, New York, NY 10022, and each has sole voting and dispositive power over the securities held. The number of shares beneficially owned prior to this offering consist of shares of common stock issuable upon exercise of placement agent warrants, which were issued as compensation in connection with several of our prior financings. Each of these selling stockholders acquired the placement agent warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, each of these selling stockholders had no agreement or understanding, directly or indirectly, with any person to distribute such securities. The selling stockholder may not exercise such warrants to the extent such exercise would cause the selling stockholder, together with his affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding shares of common stock after exercising the warrants up to 9.99% of the number of our common stock outstanding immediately after giving effect to the exercise. The selling stockholder acquired the warrants in the ordinary course of business and, at the time such warrants were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(7) Includes (i) 10,364 shares of common stock issuable upon exercise of warrants issued in connection with the February 2024 Offering (the “Placement Agent Warrants”), and (ii) 59,380 shares of common stock issuable upon exercise of the warrants issued in connection with the Company’s January 2021 offering, April 30, 2024 warrant inducement transaction and October 16, 2024, April 28, 2025 and September 29, 2025 offerings (the “Additional Placement Agent Warrants”).

(8) Includes 10,364 shares of common stock issuable upon exercise of the Placement Agent Warrants.

(9) Includes 59,380 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants.

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(10) The number of shares beneficially owned prior to this offering consist of shares of common stock issuable upon exercise of the Placement Agent Warrants and Additional Placement Agent Warrants.  Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by Augustus Trading LLC and may be deemed to be the beneficial owner of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaims any beneficial ownership of these securities.  The selling stockholder may not exercise such warrants to the extent such exercise would cause the selling stockholder, together with his affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding shares of common stock after exercising the warrants up to 9.99% of the number of our common stock outstanding immediately after giving effect to the exercise. (11) Includes (i) 34,978 shares of common stock issuable upon exercise of the Placement Agent Warrants , and (ii) 237,842 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants.

(12) Includes 34,978 shares of common stock issuable upon exercise of the Placement Agent Warrants.

(13) Includes 237,842 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants.

(14) The number of shares beneficially owned prior to this offering consist of shares of common stock issuable upon exercise of the Placement Agent Warrants and Additional Placement Agent Warrants. Craig Schwabe is the managing member of Wilson Drive Holdings LLC and has the power to vote and dispose the securities held. Mr. Schwabe is affiliated with the Placement Agent, a registered broker dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022. The selling stockholder may not exercise the Warrants to the extent such exercise would cause the selling stockholder, together with his affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding shares of common stock after exercising the warrants up to 9.99% of the number of our common stock outstanding immediately after giving effect to the exercise. The selling stockholder acquired the Warrants in the ordinary course of business and, at the time such warrants were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(15) Includes (i) 1,841 shares of common stock issuable upon exercise of the Placement Agent Warrants, and (ii) 10,888 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants.

(16) Includes 1,841 shares of common stock issuable upon exercise of the Placement Agent Warrants.

(17) Includes 10,888 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants.

(19) Includes (i) 545 shares of common stock issuable upon exercise of the Placement Agent Warrants, and (ii) 3,226 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants.

(20) Includes 545 shares of common stock issuable upon exercise of the Placement Agent Warrants.

(21) Includes 3,226 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants.

(22) Includes (i) 6,818 shares of common stock issuable upon exercise of the Placement Agent Warrants, and (ii) 70,042 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants.

(23) Includes 6,818 shares of common stock issuable upon exercise of the Placement Agent Warrants.

(24) Includes 70,042 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants

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DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended August 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on November 28, 2025, and the forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Authorized Capital Stock

Our authorized capital stock consists of 220,000,000 shares of common stock, par value $0.001 per share. As of December 4, 2025, there were 22,225,846 shares of common stock outstanding.

Common Stock

We are authorized to issue up to a total of 220,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities. Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our common stock equal to 33.33% of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any shareholder meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the meeting will be sufficient to elect directors or to approve a proposal. The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our Articles of Incorporation and our Bylaws, each as amended to date, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

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PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest may, from time to time, offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for advancing our research & development programs and for working capital purposes. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of the selling stockholders to include the selling stockholders’ pledgees, transferees, or other successors in interest as selling stockholder under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of shares of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conforms to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the names of the selling stockholders, the purchase price and public offering price, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel, LLP, New York, New York.

EXPERTS

The financial statements of Lexaria Bioscience Corp. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov/.

We make available free of charge on or through our website at https://ir.lexariabioscience.com/sec-filings, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, https://ir.lexariabioscience.com/sec-filings.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

•	our Annual Report on Form 10-K for the year ended August 31, 2025, filed on November 28, 2025;

•	our Current Reports on Form 8-K, filed on September 25, 2025 and September 29, 2025 (other than any portions thereof deemed furnished and not filed); and

•	our Form 8-A12B, filed on January 11, 2021, including any amendments or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Lexaria Bioscience Corp.

Attn: Corporate Secretary

100-740 McCurdy Road

Kelowna, British Columbia, Canada, VIX 2P7

1-250-765-6424

You may also access the documents incorporated by reference in this prospectus through our website at https://ir.lexariabioscience.com/sec-filings. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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314,287 Shares

COMMON STOCK

PROSPECTUS

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

SEC registration fee	$764.22	*
Legal fees and expenses	5,000.00
Accounting fees and expenses	8,000.00
Miscellaneous expenses	250.00
Total	$14,014.22

_________

* Previously paid.

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes (the “NRS”) empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our Articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he/she is not entitled to be indemnified by the Company.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him/her against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

II-1

Item 15. Recent Sales of Unregistered Securities.

On October 3, 2023, we issued 1,618,330 warrants to a certain institutional investor, exercisable for an aggregate of up to 1,618,330 shares of common stock, at an exercise price of $0.97 per share of common stock for aggregate gross proceeds of approximately $1,569,780 if exercised in full.

On February 16, 2024, we issued to certain institutional investors: (i) 1,558,443 Warrants exercisable for an aggregate of up to 1,558,443 shares of common stock, at an exercise price of $2.185 per share of common stock and (ii) 54,546 Warrants to H.C. Wainwright & Co., LLC (“Wainwright”) or its designees as compensation for the offering, exercisable for an aggregate of up to 54,546 shares of common stock, at an exercise price of $2.8875 per share of common stock. The Warrants issued to investors would provide aggregate gross proceeds of approximately $3,405,198 if exercised in full. The Warrants issued to Wainwright were issued as compensation, and the Company did not receive cash proceeds from their issuance.

On April 30, 2024, pursuant to a warrant exercise agreement, dated April 30, 2024 (the “Warrant Exercise Agreement”), we issued a new unregistered warrant (the “New Warrant”) for aggregate gross proceeds of $364,629 as partial consideration to an accredited investor’s immediate, full exercise of an existing warrant to purchase up to an aggregate of 2,917,032 shares of common stock. The New Warrant was exercisable to purchase up to an aggregate of 2,917,032 shares of common stock at an exercise price of $4.75 per share for potential aggregate gross proceeds of up to $13,855,902. The New Warrant was subsequently cancelled as part of the Company’s October 16, 2024 financing.

On April 30, 2024, we issued to Wainwright 102,097 warrants to purchase common stock at an exercise price of $5.9375 per share, with no cash proceeds received by the Company, pursuant to (i) a tail provision contained in an engagement letter entered into on February 14, 2024, between the Company and Wainwright and (ii) in connection with the transactions for the Company’s entry into the Warrant Exercise Agreement and the issuance of the New Warrant.

On October 16, 2024, we issued (i) to a certain institutional investor 4,551,019 warrants exercisable for an aggregate of up to 4,551,019 shares of common stock at an exercise price of $3.06 per share of common stock; and (ii) to Wainwright or its designees as compensation for the offering, 57,190 warrants exercisable for an aggregate of up to 57,190 shares of common stock, at an exercise price of $3.825 per share. The warrants issued to the investor would provide aggregate gross proceeds of approximately $13,926,118 if exercised in full, together with the cancellation of the institutional investor’s outstanding warrants to purchase 2,917,032 shares of common stock.

On April 28, 2025, we issued to Wainwright or its designees, as placement agent of our registered direct offering in April 2025, 70,000 warrants to purchase up to 70,000 shares of common stock (the “April Placement Agent Warrants”). The April Placement Agent Warrants became immediately exercisable upon issuance, expire on April 24, 2030, and have an exercise price of $1.25. The April Placement Agent Warrants issued to Wainwright were issued as compensation, and the Company did not receive cash proceeds from their issuance.

On September 28, 2025, we issued (i) to certain institutional investors 2,666,667 warrants exercisable for an aggregate of up to 2,666,667 shares of common stock at an exercise price of $1.37 per share of common stock; and (ii) to Wainwright or its designees as compensation for the offering, 93,333 warrants exercisable for an aggregate of up to 93,333 shares of common stock, at an exercise price of $1.875 per share. The warrants would provide aggregate gross proceeds of approximately $3,828,333 if exercised in full.

In connection with each of the foregoing issuances, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering and/or Rule 506 thereunder.

Item 16. Exhibits and Financial Statement Schedules.

The list of exhibits following the signature page of this registration statement is incorporated by reference herein.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation (incorporated by reference as Exhibit 3.1 to our Current Report Form 8-K filed January 14, 2021)
3.2	Second Amended and Restated Bylaws (incorporated by reference as Exhibit 3.2 to our Current Report on Form 8-K filed January 14, 2021)
4.1	Equity Incentive Plan (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-8 filed January 18, 2024)
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed January 14, 2021)
4.3	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed January 14, 2021)
4.4	Form of Warrant (incorporated by reference to Exhibit 4.5 to our Registration Statement on Form S-1 filed April 28, 2023)
4.5	Form of Private Placement Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed February 16, 2024)
4.6	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed February 16, 2024)
4.7	Form of Private Placement Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed April 30, 2024)
4.8	Form of Tail Warrant issued on April 30, 2024 (incorporated by reference to Exhibit 4.2 to our Quarterly Report on Form 10-Q filed July 12, 2024)
4.9	Form of Common Stock Purchase Warrant and Placement Agent Warrant, filed as Exhibit 4.1 and 4.2, respectfully, to Form 8-K filed on October 16, 2024 and incorporated herein by reference.
4.10	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed April 28, 2025)
4.11	Form of Private Placement Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed September 29, 2025)
4.12	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed September 29, 2025)
5.1**	Legal Opinion of Sichenzia Ross Ference Carmel LLP (incorporated by reference to Exhibit 5.1 to our Registration Statement on Form S-1 filed March 12, 2024)
10.1	Asset Purchase Agreement with Hill Street Beverage Company Inc. (incorporated by reference as Exhibit 10.31 to our Registration Statement on Form S-1 filed November 20, 2020)
10.2	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form S-1/A filed January 07, 2021)
10.3	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 10.9 to our Registration Statement on Form S-1 filed April 28, 2023)
10.4	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.8 to our Registration Statement on Form S-1 filed April 28, 2023)
10.5	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed October 3, 2023)
10.6	Work Order for Start-Up Activities with InClin, Inc. (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q filed July 14, 2023)
10.7	Form of Securities Purchase Agreement with certain purchasers dated February 14, 2024 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed February 16, 2024)
10.8+	Executive Employment Agreement dated August 31, 2024 with Richard Christopher (incorporated by reference to Exhibit 10.9 to our Annual Report on Form 10-K filed with the SEC on November 26, 2024)
10.9+	Executive Employment Agreement dated October 1, 2024 with Michael Shankman (incorporated by reference to Exhibit 10.10 to our Annual Report on Form 10-K filed November 26, 2024)
10.10	Form of Securities Purchase Agreement with certain purchasers dated October 14, 2024 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed October 16, 2024)
10.11	Project Agreement effective December 2, 2024 with Novotech (Australia) Pty Limited (incorporated by reference to Exhibit 10.4 to our Quarterly Report on Form 10-Q filed January 10, 2025)
10.12+	Executive Employment Agreement dated December 31, 2024 with John Docherty (incorporated by reference to Exhibit 10.5 to our Quarterly Report on Form 10-Q filed January 10, 2025)
10.13	Form of Director Services Agreement (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q filed April 14, 2025)
10.14	Form of Securities Purchase Agreement dated April 24, 2025 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed April 28, 2025)
10.15

Change Order to Project Agreement effective May 14, 2025 with Novotech (Australia) Pty Limited (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed with the SEC on July 14, 2025)

10.16	Form of Securities Purchase Agreement dated September 26, 2025 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed September 29, 2025)
23.1*	Consent of MaloneBailey, LLP
24.1**	Power of Attorney (Included in the signature page to our Registration Statement on Form S-1 filed March 12, 2024)

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
107	Filing Fee Table (incorporated by reference to Exhibit 107 to our Registration Statement on Form S-1 filed March 12, 2024)

* Filed herewith.

** Previously filed.

+ Indicates management contract or compensatory plan.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, British Columbia, on December 5, 2025.

Lexaria Bioscience Corp.

By:	/s/ Richard Christopher
Name:	Richard Christopher
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Christopher	Chief Executive Officer	December 5, 2025
Richard Christopher	(Principal Executive Officer)

/s/ Michael Shankman	Chief Financial Officer	December 5, 2025
Michael Shankman	(Principal Financial Officer and Principal Accounting Officer)

**	President, CSO and Director	December 5, 2025
John Docherty

**	Chairman and Director	December 5, 2025
Christopher Bunka

**	Director	December 5, 2025
William Edward McKechnie

**	Director	December 5, 2025
Nicholas Baxter

**	Director	December 5, 2025
Albert Reese, Jr.

/s/ Bal Bhullar*	Director	December 5, 2025
Bal Bhullar

*By: /s/ Christopher Bunka	Attorney in fact	December 5, 2025
Christopher Bunka

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